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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                   FORM 8-K



[x] CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                 July 1,  1999
               ------------------------------------------------
               Date of Report (Date of earliest event reported)


                          ANTHONY CRANE RENTAL, L.P.
            (Exact Name of Registrant as Specified in Its Charter)


                                 PENNSYLVANIA
        -------------------------------------------------------------
        (State or Other Jurisdiction of Incorporation or Organization)

                                                            25-1739175
--------------------------                     ---------------------------------
(Commission File Number)                       (IRS Employer Identification No.)

                             1165 CAMP HOLLOW ROAD
        WEST MIFFLIN, PA 15122 (Address of Principal Executive Offices)

                                (412) 469-3700
             (Registrant's Telephone Number, Including Area Code)


                                      N/A
                -----------------------------------------------
         (Former Name of Former Address if Changed Since Last Report)
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ITEM 2.   Acquisition or Disposition of Assets

     On July 1, 1999, Anthony Crane Rental, L.P., ("ACR") through Carlisle Equipment Group, L.P., a wholly-owned subsidiary, (collectively, the "Company"), purchased substantially all of the assets and assumed substantially all of the liabilities and obligations relating to the operations of the businesses of Carlisle Construction Co., Inc., and its subsidiaries ("Carlisle"), a privately-owned company headquartered in Wilder, Kentucky. Accordingly, the acquisition has been accounted for using the purchase method of accounting. Carlisle is engaged in the business of selling, renting and leasing crane and lifting equipment and heavy construction equipment, excavation services and marine transportation services. Carlisle had annual net revenues of approximately $90.2 million and $92.1 million in 1998 and 1997, respectively.

     The purchase price at closing was $177.5 million consisting of (1) $20.0 million of Class B Preferred Units of Anthony Crane Rental Holdings, L.P.; (2) the assumption or retirement of $68.6 million of Carlisle debt; and (3) $85.9 million in cash (net of $3.0 million in prepayment penalties and other expenses). The cash payment and the retirement of the Carlisle debt were funded by the Company through borrowings under a $250.0 million first priority term loan. The asset purchase agreement, which contains customary representations, warranties and indemnities, also provides for certain post-closing purchase price adjustments.

ITEM 7.   Financial Statements and Exhibits

A.   Financial statements of businesses acquired /(1)/

B.   Pro forma financial information /(1)/

C.   Exhibits

     2.01 Asset Purchase Agreement by and among Carlisle Equipment Group, L.P., the Sellers Listed on the Schedule of Sellers and the Current Owners Listed on the Schedule of Current Owners and the Other Parties Set Forth Herein, dated June 30, 1999, filed herewith.

     4.01 Supplemental Indenture, dated July 1, 1999, between Anthony Crane Rental Holdings, L.P. and State Street Bank and Trust Company, as trustee under the Indenture.

     4.02 Supplemental Indenture, dated July 1, 1999, among ACR/Dunn Acquisition, Inc., Husky Crane, Inc., Carlisle Equipment Group, L.P., Anthony Sales & Leasing Corporation, Anthony International Equipment Services Corporation and Carlisle G.P., L.L.C., each of which is a subsidiary of Anthony Crane Rental, L.P., the Other Subsidiary Guarantors (as defined in the Indenture) and State Street Bank and Trust Company, as trustee under the Indenture.

     /(1)/ The financial statements of the businesses acquired and pro forma financial information required by Item 7(a) and Item 7(b) are not included herein and such information will be filed within 60 days via an amendment to this Form 8-K.

                                  SIGNATURES

          Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

     Date: July 15, 1999              ANTHONY CRANE RENTAL, L.P.


                                    By: /s/ David W. Mahokey
                                       --------------------------
                                         David W. Mahokey
                                         President and Chief Operating Officer